Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
IXYS Corporation
Milpitas, California
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IXYS Corporation of our reports dated June 8, 2011, relating to the consolidated financial statements and the effectiveness of IXYS Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011.
/s/ BDO USA, LLP
San Francisco, California
June 8, 2011